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                                                                       EXHIBIT 5

                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074



                                 April 23, 2002

Board of Directors
United Dominion Realty Trust
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129

                       Registration Statement on Form S-3
                  12,307,692 Shares of Common Stock for Resale

Ladies and Gentlemen:

We have acted as counsel to United Dominion Realty Trust, a Virginia corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with respect to the offer and sale from time to time of up to 12,307,692 shares of the Company's Common Stock by certain selling shareholders named in the Registration Statement (the "Shares").

In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

     1. The Company was duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia.

     2. The issuance of the Shares has been duly authorized and, when issued upon conversion of the United Dominion Series D Cumulative Convertible Preferred Stock by the selling shareholders, as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" therein.

                                Very truly yours,


                                /s/ Hunton & Williams